Exhibit 99.4
TALKING POINTS FOR CUSTOMERS
RCN believes that ABRY’s financial resources and expertise in the communications industry will create significant opportunities for RCN and its employees and customers. Since 1989, ABRY Partners has completed investments in more than 500 media and communications properties
Upon the closing of the transaction, RCN’s cable and RCN Metro business units will be split, with each unit becoming a wholly-owned subsidiary of ABRY. The intent of the split is to allow each business unit to focus solely on serving its respective customers and maximizing its potential
We expect the transaction to close in the 2nd half of 2010
It will continue to be business as usual at RCN — and customers will continue to be our primary focus. You should continue to contact your sales representative with any questions related to your current or future services
If a customer would like further information regarding the transaction, they may visit the RCN or SEC websites so they can read the press release and obtain additional information about the transaction
Important Notice
In connection with the proposed transaction, RCN will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials when they become available because they will contain important information about RCN and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by RCN with the Securities and Exchange Commission at the SEC web site at www.sec.gov. Copies of the proxy statement (when available) and other filings made by RCN with the SEC can also be obtained, free of charge, by directing a request to RCN Corporation, 196 Van Buren Street, Herndon, VA 20170, Attention: Investor Relations. The proxy statement (when available) and such other documents are also available for free on the RCN website at www.rcn.com under “About RCN/Investor Relations/SEC Filings.”
RCN and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition transaction. Information concerning the interests of directors and executive officers in the solicitation is set forth in the RCN proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the proposed transaction when it becomes available.

RCN Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include (without limitation): the ability to obtain regulatory approvals of the transactions contemplated by the acquisition agreement on the proposed terms and schedule; the failure of RCN’s stockholders to approve the transactions contemplated by the acquisition agreement; our ability to maintain relationships with customers, employees or suppliers following the announcement of the transaction; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the acquisition agreement; and the risk that the transactions contemplated by the acquisition agreement may not be completed in the time frame expected by the parties or at all. Additional information on risk factors that may affect the business and financial results of RCN can be found in RCN’s Annual Report on Form 10-K and in the filings of RCN made from time to time with the SEC. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.